Exhibit 99.1
ChargePoint Reports Third Quarter Fiscal Year 2026 Financial Results

•Revenue grew 6% year-over-year to $106 million, above top end of the guidance range
•Subscription revenue grew 15% year-over-year to $42 million
•GAAP gross margin of 31% and non-GAAP gross margin remains at a record high of 33%
•Announces reduction of debt by $172 million, more than 50 percent, post quarter end
Campbell, Calif. – December 4, 2025 – ChargePoint Holdings, Inc. (NYSE:CHPT) (“ChargePoint”), a global leader in electric vehicle (EV) charging solutions, today reported results for its third quarter of fiscal year 2026 ended October 31, 2025.

"ChargePoint’s third quarter results mark a return to growth, with revenue exceeding expectations,” said Rick Wilmer, CEO at ChargePoint. “In November, we further strengthened our financial foundation by consummating a successful debt exchange and our ongoing innovation and strategic partnerships, especially with Eaton, position us to accelerate growth and lead the future of e-mobility. We remain committed to delivering value for our customers and shareholders as we execute on our three-year plan and advance the industry.”

Third Quarter Fiscal 2026 Financial Overview
•Revenue. Third quarter revenue was $105.7 million, up 6% from $99.6 million in the prior year’s same quarter. Networked charging systems revenue for the third quarter was $56.4 million, up 7% from $52.7 million in the prior year’s same quarter. Subscription revenue was $42.0 million, up 15% from $36.4 million in the prior year’s same quarter.
•Gross Margin. Third quarter GAAP gross margin was 31% as compared to 23% in the prior year's same quarter, and non-GAAP gross margin was 33% as compared to 26% in the prior year's same quarter primarily due to subscription revenue growth as a percentage of total revenue and improvement in subscription margins.
•Operating Expenses. Third quarter GAAP operating expenses were $76.8 million, down 16% from $91.0 million in the prior year's same quarter. Non-GAAP operating expenses were $57.5 million, down 2% from $58.6 million in the prior year's same quarter.
•Net Income/Loss. Third quarter GAAP net loss was $52.5 million, down 32% from $77.6 million in the prior year's same quarter. Additionally, non-GAAP pre-tax net loss was $30.2 million, down 26% from $40.7 million in the prior year's same quarter and non-GAAP adjusted EBITDA loss was $19.4 million, down 32% from $28.6 million in the prior year's same quarter.
•Liquidity. As of October 31, 2025, cash and cash equivalents on the balance sheet was $180.9 million.
•Shares Outstanding. As of October 31, 2025, the Company had approximately 24 million shares of common stock outstanding.
For reconciliation of GAAP and non-GAAP results, please see the tables below.
Business Highlights
•In November 2025, ChargePoint strengthened its balance sheet through a significant debt reduction, resulting in a near term reduction of its total outstanding debt by $172 million, or more than 50%.
•ChargePoint released the new ChargePoint Platform, its next-generation flexible software solution designed to provide real-time insights, monitor station performance, adjust pricing,and respond to customer needs.
•ChargePoint was awarded a Sourcewell cooperative purchasing contract to provide EV charging solutions to public agencies in the U.S. and Canada, representing ChargePoint’s third consecutive agreement with Sourcewell, dating back to 2017.

Fourth Quarter of Fiscal 2026 Guidance
For the fourth fiscal quarter ending January 31, 2026, ChargePoint expects revenue of $100 million to $110 million.
Conference Call Information
ChargePoint will host a webcast today at 1:30 p.m. Pacific / 4:30 p.m. Eastern to review its third quarter fiscal year 2026 financial results.
A live webcast of the conference call will be available at https://events.q4inc.com/attendee/848693269. Participants can also access the conference call by dialing +1 (800) 715-9871 (North America toll free) or + 1 (646) 307-1963 (international) and Conference ID 1744120. A replay will be available after the conclusion of the webcast and archived for one year. A copy of this press release with the financial results and supplemental financial information will be also available on ChargePoint’s investor relations website (investors.chargepoint.com).
About ChargePoint
ChargePoint has established itself as the leader in electric vehicle (EV) charging innovation since its inception in 2007, long before EVs became widely available. The company provides comprehensive solutions tailored to the entire EV ecosystem, from the grid to the dashboard of the vehicle. The company serves EV drivers, charging station owners, vehicle manufacturers, and similar types of stakeholders. With a commitment to accessibility and reliability, ChargePoint’s extensive portfolio of software, hardware, and services ensures a seamless charging experience for drivers across North America and Europe. ChargePoint empowers every driver in need of charging access, connecting them to over 1.3 million public and private charging ports worldwide. ChargePoint has facilitated the powering of more than 16 billion electric miles, underscoring its dedication to reducing greenhouse gas emissions and electrifying the future of transportation. For further information, please visit the ChargePoint pressroom or the ChargePoint Investor Relations site. For media inquiries, contact the ChargePoint press office.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties, and assumptions including statements regarding our projected revenue for the fourth quarter of fiscal year 2026. There are a significant number of factors that could cause actual results to differ materially from the statements made in this press release, including: macroeconomic trends including changes in or sustained inflation, interest rate volatility, increased tariffs or other events beyond our control on the overall economy which may reduce demand for our products and services; geopolitical events and conflicts; adverse impacts to our business and those of our customers and suppliers, including due to supply chain disruptions, component shortages, and associated logistics expense increases; our limited operating history as a public company; our ability as an organization to successfully acquire, integrate or partner with other companies, products or technologies in a successful manner such as our partnership efforts with Eaton Corporation; our dependence on widespread acceptance and adoption of EVs, including any delays or modifications to auto manufacturers' plans and strategies to transition to predominately manufacture EVs and any corresponding decreased demand for installation of charging stations; our current dependence on sales of charging stations for the majority of our revenues; overall demand for EV charging and the potential for reduced demand for EVs if governmental policies, rebates, tax credits and other financial incentives are reduced, modified or eliminated or governmental mandates to increase the use of EVs or decrease the use of vehicles powered by fossil fuels, either directly or indirectly through mandated limits on carbon emissions, are reduced, modified or eliminated; our ability, and our reliance on our customers, to successfully implement, construct and manage state, federal and local charging infrastructure programs in accordance with the respective terms of such program in order to validly secure and obtain awarded funding and win additional grant opportunities; our reliance on contract manufacturers, including those located outside the United States, may result in supply chain interruptions, delays and expense increases which may adversely affect our sales, revenue and gross margins; our ability to expand our operations and market share in Europe; the need to attract additional fleet operators as customers; potential adverse effects on our revenue and gross margins due to delays and costs associated with new product introductions, such as our new AC and Express DC fast charging product architecture featuring bidirectional charging, inventory obsolescence, component shortages and related expense increases; the ability or success of our new AC and Express DC fast charging product architecture to result in an increased demand for charging products by commercial, residential and fleet charging customers; adverse impact to our revenues and gross margins if customers increasingly claim clean energy credits and, as a result, they are no longer available to be claimed by us; the effects of competition; risks related to our dependence on our intellectual property; and the risk that our technology could have undetected defects or errors. Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on September 8, 2025, which is available on our website at investors.chargepoint.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable law.
Use of Non-GAAP Financial Measures
ChargePoint has provided financial information in this press release that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). ChargePoint uses these non-GAAP financial measures internally in analyzing its financial results. ChargePoint believes that the use of these non-GAAP financial measures is useful to investors to evaluate ongoing operating results and trends and believes they provide meaningful supplemental information to investors regarding ChargePoint’s underlying operating performance because they exclude items ChargePoint believes are unrelated to, and may not be indicative of, its core operating results.
The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with ChargePoint’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of ChargePoint’s historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.
Non-GAAP Gross Profit (Gross Margin). ChargePoint defines non-GAAP gross profit as gross profit excluding stock-based compensation expense, amortization expense of acquired intangible assets and restructuring costs for severances and employment-related termination costs, and facility and other contract terminations. Non-GAAP gross margin is non-GAAP gross profit as a percentage of revenue.

Non-GAAP Cost of Revenue and Operating Expenses (includes Non-GAAP research and development, Non-GAAP sales and marketing and Non-GAAP general and administrative). ChargePoint defines non-GAAP cost of revenue and operating expenses as cost of revenue and operating expenses excluding stock-based compensation expense, amortization expense of acquired intangible assets, restructuring costs for severances and employment-related termination costs, and facility and other contract terminations, and non-cash charges related to tax liabilities and litigation settlements, including associated non-recurring legal expenses and professional service fees.
Non-GAAP Net Loss. ChargePoint defines non-GAAP net loss as net loss excluding stock-based compensation expense, amortization expense of acquired intangible assets, restructuring costs for severances and employment-related termination costs, and facility and other contract terminations, and non-cash charges related to tax liabilities and litigation settlements, including associated non-recurring legal expenses and professional service fees. These amounts reflect the impact of any related tax effects. Non-GAAP pre-tax net loss is non-GAAP net loss adjusted for provision for income taxes.
Non-GAAP Adjusted EBITDA Loss. ChargePoint defines non-GAAP adjusted EBITDA loss as net loss excluding stock-based compensation expense, amortization expense of acquired intangible assets, restructuring costs for severances and employment-related termination costs, and facility and other contract terminations, non-cash charges related to tax liabilities and litigation settlements, including associated non-recurring legal expenses and professional service fees, and further adjusted for provision of income taxes, depreciation, interest income and expense, and other income and expense (net).
Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures to analyze financial results and trends. In particular, many of the adjustments to ChargePoint’s GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in its financial results for the foreseeable future, such as stock-based compensation, which is an important part of ChargePoint’s employees’ compensation and impacts hiring, retention and performance. Furthermore, these non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP, and the components that ChargePoint excludes in its calculation of non-GAAP financial measures may differ from the components that other companies exclude when they report their non-GAAP results. In the future, ChargePoint may also exclude other expenses it determines do not reflect the performance of ChargePoint’s operating results.
CHPT-IR
Contacts
Investor Relations
investors@chargepoint.com
Press
John Paolo Canton
Vice President, Communications
JP.Canton@chargepoint.com

AJ Gosselin
Director, Corporate Communications
AJ.Gosselin@chargepoint.com
media@chargepoint.com

ChargePoint Holdings, Inc.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2025	2024	2025	2024
Revenue
Networked Charging Systems	$56,389	$52,662	$158,869	$182,182
Subscriptions	42,004	36,417	119,920	106,053
Other	7,281	10,533	23,115	26,959
Total revenue	105,674	99,612	301,904	315,194
Cost of revenue
Networked Charging Systems	51,696	52,852	146,826	173,152
Subscriptions	15,650	17,512	46,550	53,812
Other	5,842	6,462	17,328	16,249
Total cost of revenue	73,188	76,826	210,704	243,213
Gross profit	32,486	22,786	91,200	71,981
Operating expenses
Research and development	34,675	38,299	104,664	110,861
Sales and marketing	24,500	34,678	75,725	106,376
General and administrative	17,646	17,975	67,963	52,794
Total operating expenses	76,821	90,952	248,352	270,031
Loss from operations	(44,335)	(68,166)	(157,152)	(198,050)
Interest income	1,096	1,604	3,392	6,930
Interest expense	(8,061)	(9,315)	(21,346)	(22,486)
Other income (expense), net	(285)	(202)	2,005	(1,090)
Net loss before income taxes	(51,585)	(76,079)	(173,101)	(214,696)
Provision for income taxes	894	1,511	2,678	3,567
Net loss	$(52,479)	$(77,590)	$(175,779)	$(218,263)
Net loss per share, basic and diluted	$(2.23)	$(3.56)	$(7.57)	$(10.18)
Weighted average shares outstanding, basic and diluted	23,501,303	21,766,572	23,219,611	21,437,887

ChargePoint Holdings, Inc.
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	October 31, 2025	January 31, 2025
Assets
Current assets:
Cash and cash equivalents	$180,514	$224,571
Restricted cash	400	400
Accounts receivable, net	97,141	95,906
Inventories	212,209	209,262
Prepaid expenses and other current assets	25,865	36,435
Total current assets	516,129	566,574
Property and equipment, net	27,010	35,361
Intangible assets, net	62,588	66,175
Operating lease right-of-use assets	12,280	14,680
Goodwill	224,131	207,540
Other assets	5,895	7,845
Total assets	$848,033	$898,175
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$69,269	$64,050
Accrued and other current liabilities	138,498	124,679
Deferred revenue	117,752	105,017
Total current liabilities	325,519	293,746
Deferred revenue, noncurrent	132,921	134,198
Debt, noncurrent	321,769	297,092
Operating lease liabilities	11,963	15,267
Deferred tax liabilities	12,091	12,036
Other long-term liabilities	5,387	8,365
Total liabilities	809,650	760,704
Stockholders' equity:
Common stock	2	2
Additional paid-in capital	2,106,885	2,054,340
Accumulated other comprehensive loss	(1,287)	(25,433)
Accumulated deficit	(2,067,217)	(1,891,438)
Total stockholders' equity	38,383	137,471
Total liabilities and stockholders' equity	$848,033	$898,175

ChargePoint Holdings, Inc.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Nine Months Ended
	October 31,
	2025	2024
Cash flows from operating activities
Net loss	$(175,779)	$(218,263)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	20,569	22,205
Non-cash operating lease cost	2,689	2,700
Stock-based compensation	51,534	61,083
Amortization of deferred contract acquisition costs	2,510	2,388
Paid-in-kind non-cash interest expense	20,076	12,750
Foreign currency transaction (gain) loss	(4,082)	733
Reserves and other	5,296	17,104
Changes in operating assets and liabilities:
Accounts receivable, net	1,335	6,267
Inventories	6,252	(24,207)
Prepaid expenses and other assets	7,762	(6,250)
Accounts payable, operating lease liabilities, and accrued and other liabilities	(8,503)	(26,024)
Deferred revenue	8,733	5,249
Net cash used in operating activities	(61,608)	(144,265)
Cash flows from investing activities
Purchases of property and equipment	(3,420)	(10,136)
Net cash used in investing activities	(3,420)	(10,136)
Cash flows from financing activities
Proceeds from the issuance of common stock under employee equity plans, net of tax withholding	2,050	7,742
Proceeds from issuance of common stock in connection with ATM offerings, net of issuance costs	—	2,970
Change in driver funds and amounts due to customers	16,099	5,681
Other financing activities	(59)	—
Net cash provided by financing activities	18,090	16,393
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	2,881	7
Net decrease in cash, cash equivalents, and restricted cash	(44,057)	(138,001)
Cash, cash equivalents, and restricted cash at beginning of period	224,971	357,810
Cash, cash equivalents, and restricted cash at end of period	$180,914	$219,809

ChargePoint Holdings, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, unaudited)

	Three Months Ended October 31, 2025		Three Months Ended October 31, 2024		Nine Months Ended October 31, 2025		Nine Months Ended October 31, 2024
Cost of Revenue:
GAAP cost of revenue (as a percentage of revenue)	$73,188	69%	$76,826	77%	$210,704	70%	$243,213	77%
Stock-based compensation expense	(1,222)		(1,260)		(3,696)		(3,870)
Amortization of intangible assets	(803)		(774)		(2,365)		(2,301)
Restructuring costs (1)	—		(961)		—		(961)
Non-GAAP cost of revenue (as a percentage of revenue)	$71,163	67%	$73,831	74%	$204,643	68%	$236,081	75%

Gross Profit:
GAAP gross profit (gross margin as a percentage of revenue)	$32,486	31%	$22,786	23%	$91,200	30%	$71,981	23%
Stock-based compensation expense	1,222		1,260		3,696		3,870
Amortization of intangible assets	803		774		2,365		2,301
Restructuring costs (1)	—		961		—		961
Non-GAAP gross profit (gross margin as a percentage of revenue)	$34,511	33%	$25,781	26%	$97,261	32%	$79,113	25%

Operating Expenses:
GAAP research and development (as a percentage of revenue)	$34,675	33%	$38,299	38%	$104,664	35%	$110,861	35%
Stock-based compensation expense	(7,540)		(9,831)		(25,328)		(28,864)
Restructuring costs (1)	—		(2,867)		—		(2,867)
Non-GAAP research and development (as a percentage of revenue)	$27,135	26%	$25,601	26%	$79,336	26%	$79,130	25%

GAAP sales and marketing (as a percentage of revenue)	$24,500	23%	$34,678	35%	$75,725	25%	$106,376	34%
Stock-based compensation expense	(2,546)		(4,518)		(8,501)		(14,422)
Amortization of intangible assets	(2,410)		(2,304)		(7,067)		(6,829)
Restructuring costs (1)	—		(5,067)		—		(5,067)
Non-GAAP sales and marketing (as a percentage of revenue)	$19,544	18%	$22,789	23%	$60,157	20%	$80,058	25%

GAAP general and administrative (as a percentage of revenue)	$17,646	17%	$17,975	18%	$67,963	23%	$52,794	17%
Stock-based compensation expense	(4,147)		(5,107)		(14,009)		(13,927)
Restructuring costs (1)	—		(933)		—		(933)
Other adjustments (2)	(2,716)		(1,728)		(20,736)		(5,729)
Non-GAAP general and administrative (as a percentage of revenue)	$10,783	10%	$10,207	10%	$33,218	11%	$32,205	10%

GAAP Operating Expenses (as a percentage of revenue)	$76,821	73%	$90,952	91%	$248,352	82%	$270,031	86%

	Three Months Ended October 31, 2025		Three Months Ended October 31, 2024		Nine Months Ended October 31, 2025		Nine Months Ended October 31, 2024
Stock-based compensation expense	(14,233)		(19,456)		(47,838)		(57,213)
Amortization of intangible assets	(2,410)		(2,304)		(7,067)		(6,829)
Restructuring costs (1)	—		(8,867)		—		(8,867)
Other adjustments (2)	(2,716)		(1,728)		(20,736)		(5,729)
Non-GAAP Operating Expenses (as a percentage of revenue)	$57,462	54%	$58,597	59%	$172,711	57%	$191,393	61%

Net Loss:
GAAP net loss (as a percentage of revenue)	$(52,479)	(50)%	$(77,590)	(78)%	$(175,779)	(58)%	$(218,263)	(69)%
Stock-based compensation expense	15,455		20,716		51,534		61,083
Amortization of intangible assets	3,213		3,078		9,432		9,130
Restructuring costs (1)	—		9,828		—		9,828
Other adjustments (2)	2,716		1,728		20,736		5,729
Non-GAAP net loss (as a percentage of revenue)	$(31,095)	(29)%	$(42,240)	(42)%	$(94,077)	(31)%	$(132,493)	(42)%
Provision for income taxes	894		1,511		2,678		3,567
Non-GAAP pre-tax net loss (as a percentage of revenue)	$(30,201)	(29)%	$(40,729)	(41)%	$(91,399)	(30)%	$(128,926)	(41)%
Depreciation	3,502		4,230		11,137		13,074
Interest income	(1,096)		(1,604)		(3,392)		(6,930)
Interest expense	8,061		9,315		21,346		22,486
Other expense (income), net	285		202		(2,005)		1,090
Non-GAAP Adjusted EBITDA Loss (as a percentage of revenue)	$(19,449)	(18)%	$(28,586)	(29)%	$(64,313)	(21)%	$(99,206)	(31)%

(1)Consists of restructuring costs for severances and employment-related termination costs, and facility and other contract terminations.
(2)Consists of non-cash charges related to tax liabilities and litigation settlements, including associated non-recurring legal expenses and professional service fees.